AGREEMENT AMONG SHAREHOLDERS OF
                               LORELEI CORPORATION






The undersigned, being all of the shareholders of Lorelei corporation, do hereby agree that the shares of Lorelei currently held by such shareholders, shall not be sold without registration under the Securities Act of 1933, as amended, or an exemption therefrom.


Dated:  February 1, 2001


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Jo-Ann Vidaver


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Patricia Francill


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Jules Reich


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Iris Lai


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Victor Weinstein


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Schonfeld & Weinstein, L.L.P.